                                                                   EXHIBIT 10.12

                                 AMENDED and RESTATED
                                 --------------------
                                 EMPLOYMENT AGREEMENT
                                 --------------------


          THIS EMPLOYMENT AGREEMENT is made and entered into effective as of the first day of January, 1996 between COAST FEDERAL BANK, FEDERAL SAVINGS BANK, a federally chartered capital stock savings bank organized under the laws of the United States and successor in interest to Coast Savings and Loan Association (the "Company"), and ROBERT L. HUNT II (the "Executive"), with reference to the following facts:

          A. The Executive is currently President of the Company as well as an officer and/or director of certain affiliates of the Company (the "Affiliates"). The Executive is experienced and knowledgeable in the savings and loan industry and possesses creativity, expertise and initiative that is expected to assist in the development of the business and growth of the Company.

          B. The Company recognizes that the future growth, profitability and success of the business of the Company will be advanced by the employment of the Executive. The Company desires, therefore, to secure for the Company and its affiliates the benefit of the Executive's experience and ability. In order to obtain the services of the Executive and to maximize the period of his continued availability, the Company desires to offer the Executive the compensation, amenities and other benefits which executives of comparable experience and ability generally receive.

          C. An Employment Agreement, dated as of September 24, 1986, was previously entered into between the Company and the Executive and was updated, amended and restated in an Amended and Restated Employment Agreement dated as of October 1, 1990, as further amended by amendment dated January 23, 1991 (the
"1990 Employment Agreement").   The 1990 Employment Agreement was amended and
restated as of January 1, 1993, as further amended by amendments dated January 1, 1994 and June 1, 1994 (the "1993 Employment Agreement"). The Company and the Executive now wish to update, amend and restate the 1993 Employment Agreement.

          NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


          1.       Employment
                   ----------

          The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth in this Employment Agreement (hereinafter the "Agreement").

          2.       Term
                   ----

          Subject to the provisions and conditions of this Agreement, the term of this Agreement shall commence on the effective date of this Agreement, and shall continue through December 31, 1997 (referred to herein as the "Initial Term"), provided that such employment term shall be subject to extension(s) pursuant to the provisions of this Section 2 and to earlier termination pursuant to Section 10 herein (which defines terminating events).

          (a) On or before January 1, 1997, and on or before each January 1 thereafter, the Board of Directors of the Company (the "Board") shall review this Agreement and the Executive's performance hereunder and shall determine whether to extend the term of this Agreement for an additional calendar year, thereby extending the remaining term of this Agreement to two (2) calendar years. The Board shall also review the terms upon which this Agreement should be extended as if the Board were approving this Agreement in the first instance. For purposes of this Agreement, a reference to an "extension date" shall pertain to any such January 1 as of which this Agreement is extended to an additional calendar year under the provisions hereof, and a reference to the "term" of this Agreement shall be inclusive of the Initial Term and any extension(s) under the operation of this Section. In the event of any extension(s) hereunder all provisions and conditions of this Agreement shall remain in effect.

          (b) In the event this Agreement becomes inoperative or is otherwise terminated, all rights and benefits which have become vested hereunder prior to such termination shall remain in full force and effect and such termination shall not be construed as relieving any party from the performance of any accrued obligation incurred to the other under the operation of this Agreement, including, without limitation, any obligation requiring performance after the date of such termination.

          (c) In the event of a "change in control" of the Company (as defined in Section 3(f) below, the Initial Term, or any extension thereto as described above, shall be automatically extended so that the then remaining term is three years.


          3.       Position And Duties
                   -------------------

          (a) Subject to the provisions and conditions contained herein, the Company hereby engages the Executive and the Executive hereby agrees to render services to the Company as the President of the Company and as an executive officer of such of the

Company's affiliates as the parties hereto shall mutually agree, inclusive of affiliates which may be formed or acquired subsequent to the date of this Agreement. As the President, the Executive shall have responsibility and authority to do and perform or cause to be performed such services, acts or things as shall, from time to time, be specifically delegated to him by the Company's Chief Executive Officer, including supervision of employees and consultants, in a manner consistent with policies established from time to time by the Company's Chief Executive Officer and/or Board. In the performance of such duties, the Executive shall be required to report to the Chief Executive Officer, such other executive officers as the Chief Executive Officer of the Company shall designate and, as appropriate, to the Board.

          (b) Subject to the provisions and conditions contained herein, the Executive agrees that during the term hereof he shall, as long as he shall be elected, serve on the Boards of Directors of such of the Company's affiliates as the parties hereto shall mutually agree, inclusive of affiliates which may be formed or acquired subsequent to the date of this Agreement.

          (c) Executive's obligation to render any of the services and performances set forth above in Sections 3(a) and 3(b) is expressly conditioned upon the Company's compliance, at all times during the term of this Agreement, with all of the following: (i) the Company shall fully comply with its obligations to the Executive under the terms of this Agreement including, without limitation, its obligation respecting rate of compensation and fringe benefits; (ii) in the event of a "change in control" of the Company (as defined in Section 3(f) below): (A) the Executive shall be provided with the right to continue to serve in the position of President of the Company (or in such other capacity as the parties hereto shall mutually agree); (B) the Executive shall be provided with the right to continue to serve as an officer and/or director of all Affiliates, as well as any affiliates of the Company of which the Executive becomes an officer or director subsequent to the date of this Agreement, subject to the Company's unrestricted right to liquidate, reorganize or otherwise eliminate its interest in any of its affiliates; (C) the Executive shall be provided with the right to continue to fully exercise all responsibilities and duties of office which the Executive is exercising as an officer of the Company or its affiliates as of the date of this Agreement; and (D) the Executive shall not be assigned any duties inconsistent with or in limitation of the powers of the Executive contemplated by this Section 3. The aforesaid conditions to Executive's obligation to continue to serve hereunder are cumulatively referred to hereafter as "assumed conditions of service".

          (d) The Executive agrees that during the term hereof he shall devote substantially all of his regular business time solely and exclusively to the business of the Company, whether such business is operated directly by the Company or through one or more affiliates of the Company. The Executive agrees that during the term of this Agreement, he will not, directly or indirectly, provide services on behalf of any competitive financial institution, any insurance association or agency, any mortgage or loan broker or any other competitive entity or on behalf of any subsidiary or affiliate of any such competitive entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venturer, corporate officer or director; nor shall the Executive acquire by reason of purchase during the term of this Agreement the ownership of more than 1% of the outstanding equity interest in any such competitive entity. Subject to the foregoing, the Executive may serve on Boards of Directors of unaffiliated corporations, subject to advance approval by the Chief Executive Officer and such approved service shall be presumed for these purposes to be of benefit to the association. The Executive shall diligently carry out his responsibilities under this Agreement, it being hereby agreed by the association that the Executive may engage in personal business and investment activities, including real estate investments; provided further, that, except as expressly set forth above, nothing contained herein shall be construed as preventing the Executive from making personal investments in the stocks, securities and obligations of other financial institutions.

          (e) The Company reserves the right to elect, from time to time, any person to its Board of Directors, to appoint any person as an officer of the Company and to remove any of its officers and directors, without exception, in any manner and upon the basis or bases presently or subsequently provided for by its Charter and Bylaws, provided however, that except when expressly provided herein to the contrary, any such removal shall not relieve the Company from any of its existing obligations to the Executive, or any additional obligations set forth under the terms of this Agreement. Nothing herein shall be deemed to limit the Chief Executive Officer's authority to retain, supervise or remove Company personnel, or to change, from time to time, the duties, responsibilities and authority of the Executive.

          (f) For the purpose of this Agreement, a change in control of the Company shall mean the acquisition by any person or entity of control of the Company, or any entity controlling the Company, within the meaning of Section
583.7 of the Regulations for Savings and Loan Holding Companies of the Office of Thrift Supervision, provided, however, that no change in control shall be deemed to occur in the event of any regulatory action specified in

Section 10(a) (vii) below, or in the event of any merger, consolidation, or corporate reorganization in which the owners prior to said combination of the capital stock entitled to vote in the election of Directors ("Voting Stock") of the Company or any organization controlling the Company receive 75% or more of the resulting entity's Voting Stock. Without limitation of the foregoing, a change in control shall be deemed to occur if any person or entity directly or indirectly acquires ownership, control, power to vote, or proxies representing more than 25 percent of the Voting Stock of the Company or any entity controlling the Company, or obtains control of the election of a majority of the directors of the Company or any entity controlling the Company.

          (g) During and after the term of this Agreement, the Executive shall not disclose to any person (other than an employee or agent of the Company or any affiliate entitled to receive the same) any confidential information relating to the business of the Company or any affiliate and obtained by him while providing services to the Company, without the consent of the Board, or until such information ceases to be confidential. Notwithstanding the foregoing, the Executive shall not be precluded from disclosures respecting the Company where made pursuant to compulsory legal process or when otherwise required by an appropriate government agency.

          4.       Place of Performance
                    --------------------

          In connection with his employment by the Company, the executive shall at all times be entitled to an office at the principal executive offices of the Company, presently located in Los Angeles, California, and/or at such other office of the Company as the Chief Executive Officer shall, in his sole discretion, deem to be in the best interest of the Company. In the event the Company shall transfer the Executive to a location that is 20 or more miles further from his principal residence than the office to which the Executive was assigned on the effective date of this Agreement, the Company shall promptly pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive as a result of a change of his principal residence in connection with any such relocation, and will indemnify the Exec-utive against, and reimburse the Executive for, any less incurred as a result of the sale of his principal residence (which loss shall be computed for the purpose hereof as the difference between the actual sales price of such residence and the higher of (a) the Executive's aggregate investment in such residence for (b) the fair market value of such residence as determined by a real estate appraiser designated by the Company) in connection with any such change in residence.

          5.       Working Facilities
                   ------------------

          The Executive shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities and service as are presently or may hereafter be furnished to the most senior executive officers of the Company.


          6.       Compensation
                   ------------

          (a) As compensation for the performance of Executive's services hereunder, inclusive of services as an officer or director of the Company's affiliates, the Company shall pay to the Executive in accordance with its normal payroll practices a monthly salary (the "Monthly Base Salary") in such amount as shall be determined from time to time by the Board of Directors of the Company (or a duly authorized committee or representative thereof) and set forth in the Executive's personnel file. For the purposes of this Agreement, the Monthly Base Salary payable to the Executive shall mean the gross amount payable to the Executive prior to any deductions for withholding taxes and voluntary contributions by the Executive to any deferred compensation plan maintained by the Company.

          (b) The Monthly Base Salary payable to the Executive during any calendar year during the term of this Agreement (including extensions) subsequent to 1993 shall in no event be less than the highest Monthly Base Salary received by the Executive during calendar year 1993. Nothing contained herein, however, shall be construed as requiring the Company to raise, from time to time, the amount of the Executive's Monthly Base Salary or to award the Executive with additional bonuses or incentive compensation during the term of this Agreement, and any such raises, bonuses or incentive compensation shall be awarded at the sole discretion of the Company's Chief Executive Officer and/or Board.

          (c) In the event the Executive's Monthly Base Salary is increased during the term of this Agreement, the minimum Monthly Base Salary payable to the Executive subsequent to the date of such increase shall be the Monthly Base Salary as so increased, unless the Executive otherwise agrees. In the event of a "change in control" of the Company (as such term is defined in Section 3(f) herein) during the term of this Agreement, the Monthly Base Salary payable to the Executive for the balance of the then current year and for each succeeding calendar year during the term of this Agreement shall in no event be less than the sum of (i) the aggregate amount of Monthly Base Salary and (ii) one-twelfth (1/12) of the aggregate amount of any "discretionary bonuses" attributable to one of the last two bonus computation years that ended on or before the change in control, whichever is higher. For the purposes hereof, discretionary bonuses shall include amounts paid pursuant to the Company's Executive Senior Management Incentive Program, but shall not otherwise include any amounts payable to the Executive pursuant to any benefit program covered by Section 8 herein (dealing with the employee benefit programs and other fringe benefits to which the Executive is entitled) unless the payment of benefits thereunder is totally in the discretion of the Company's Board of Directors.

          (d) The Executive shall receive a gross-up payment if the payments and benefits under this Agreement and all other contracts, arrangements, or programs, in the aggregate, exceed the maximum amount that may be paid to the Executive without triggering golden parachute penalties under Section 280G and related provisions of the Code. The gross-up amount will be an amount which, after payment by the Executive of all income and excise taxes on the gross-up payment, equals the excise taxes the Executive must pay under Code Section 4999 with respect to the payments and benefits for which the Executive is receiving the gross-up payment.

          (i) All determinations needed to apply this Section 6(d) shall be made in good faith by the Company's independent auditors. The independent auditors shall assume that the Executive pays federal income taxes at the highest marginal tax rate in the calendar year in which the gross-up payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence when the Executive's employment terminated, net of the maximum reduction in federal income taxes which could be obtained from deduction of those state and local taxes.

          (ii) If the Executive's gross-up payment turns out to have been insufficient (for example, because the Executive receives payments which were not expected when the gross-up payment was calculated), the Company will pay the Executive an additional gross-up payment which, on an after tax basis, shall be sufficient to cover both the extra Code Section 4999 excise taxes the Executive owes and any interest, penalties, or additions the Executive must pay because of the miscalculation of the Executive's excise tax liability. If the Executive receives a gross-up payment which turns out to have been excessive, the Executive must pay the Company the excise tax included in the gross-up that the Executive did not, in fact, have to pay, the federal, state, and local income tax gross-up the Executive received with respect to that excise tax amount (to the extent that the Executive is allowed a federal state, or local income tax deductions with respect to the repayment), and interest on the amount the Executive must repay at the rate provided in Code Section 1274(b)(2)(B).

          (iii) The Executive and the Company agree reasonably to cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties with respect to payments or benefits the Executive receives.

          (iv) If all or part of the gross-up payment described in this Paragraph (d) may not be paid for any reason, and the net amount the Executive would realize would increase by cutting back the amount paid to the Executive so that the Code Section 4999 penalties would not be triggered, then the Executive's payments and benefits shall be cut back in the priority order the Executive designates or, if the Executive fails promptly to designate an order, in the priority order designated by the Company.

          7.       Expenses
                   --------

          Subject to compliance with the Company's normal and customary policies regarding substantiation and verification of business expenses, the Executive is authorized to incur on behalf of the Company, and the Company shall directly pay or shall fully reimburse the Executive for, all customary and reasonable expenses incurred for promoting, pursuing or otherwise furthering the business of the Company or its affiliates.

          8.       Fringe Benefits
                   ---------------

          During the term of this Agreement, the Executive shall be entitled to participate in, and to receive benefits and perquisites under, any formal or informal employee benefit plans, understandings, arrangements or programs now or hereafter generally made available by the Company or its affiliates to executives, key management employees and their families. Nothing paid to or received by the Executive pursuant to this Section 8 shall be deemed to be in lieu of any of the compensation to the Executive provided for in Section 6 of this Agreement.

          9.       Vacations
                   ---------

          The Executive shall be entitled to a minimum of four weeks of vacation time each year during the term of this Agreement, during which vacation time his compensation hereunder shall be paid in full. Such vacation time need not be taken in consecutive periods except as otherwise required by applicable regulations. The Executive shall also be entitled to all paid holidays provided by the Company to its most senior executive officers.

          10.       Termination
                    -----------

          (a) Terminating Events.  This Agreement may be terminated or suspended
              ------------------
prior to the expiration of its term in accordance with the following:

                   (i)    Death.  This Agreement shall terminate upon the
                          -----
Executive's death.

                  (ii)   Disability.  In the event that the Executive becomes
                         ----------
disabled within the meaning of the Coast Savings and Loan Pension Plan, and remains so disabled for substantially all of a 180 day period and has not returned to work by the end of such 180 day period, this Agreement shall terminate effective as of the last day of such 180 day period of disability.

                  (iii)  Regulatory Suspension.  If the Executive is suspended
                         ---------------------
from office and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. In the event that the service of a notice in the manner provided above results in the suspension of any compensation due to the Executive during the term promptly following the dismissal of the charges specified in such notice the Company may, in its discretion, pay to the Executive all compensation that was withheld from him and may, in its discretion, reinstate all of the obligations of the Company suspended. hereunder.

                 (iv)    Cause.  This Agreement shall be subject to termination
                         ------
by the Chief Executive Officer and/or Board for cause, which for purposes of this Agreement shall mean a termination on the grounds of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the stated duties under this Agreement or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or in the event of a material breach by the Executive of any provision of this Agree-ment. For purposes of this Agreement, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a written notice informing the Executive that he has been found guilty of misconduct of the type described in this Section 10(a)(iv) and specifying the particulars thereof in detail, and, in the case of misconduct that can be cured, the Executive shall have failed to cure the same within a reasonable period of time thereafter.

                  (v)    Regulatory Removal.  If the Executive is removed from
                         ------------------
office and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Sections 8(3)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), this agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (vi)    Default.  If the Company is in default (as defined in
                          -------
Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1813(x)(1)), this Agreement shall terminate as of the date of such default, but this paragraph 10(a)(vi) shall not affect any vested rights of the contracting parties.

                 (vii)    Other Regulatory Action.  This Agreement may be
                          -----------------------
terminated: (A) by the Director of the Office of Thrift Supervision or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. 1823(c)); or (B) by the Director of the Office of Thrift Supervision or his or her designee at the time such Director or his or her designee approves a supervisory merger to resolve problems related to the operation of the Company or when the Company is determined by such Director to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                 (viii)   Notice by the Executive.  This Agreement may be
                          -----------------------
terminated by the Executive upon ninety (90) days written notice, provided that:
(A) a termination by the Executive in the event the Company shall fail to continuously comply, both in form and substance, with each and every of the "assumed conditions of service" as defined in Section 3(c) above shall be deemed a termination by the Company under Section 10(a)(ix) below, and (B) a termination by the Executive during the thirty day period immediately following the one year anniversary of a "change in control" of the Company (as defined in Section 3(f)) shall be deemed a termination by the Company under Section 10(a)(ix) below.

                  (ix)    Notice by the Company.  This Agreement may be
                          ---------------------
terminated at any time by the Executive upon ninety (90) days written notice; provided, however, that a termination of this Agreement under this Section 10(a)(ix) shall not reduce the remaining Term of this Agreement for purposes of calculating the amounts payable to the Executive under Section 10(b)(iv).

          (b) Compensation and Benefits Payable By the Company Upon Termination.
              -----------------------------------------------------------------
Compensation and benefits shall be payable by the Company upon a termination of this Agreement in accordance with the following:

          (i) In the event of a termination of this Agreement under Section 10(a)(i) (due to the Executive's death), the spouse, heirs or estate of the Executive shall continue to receive the compensation specified in Section 6 and the Executive's spouse and/or dependents shall continue to receive the medical insurance benefits previously provided pursuant to Section 8 (subject to payment by such spouse or dependents of any premium co-payment then required by the terms of the Company's group medical insurance policy) for the balance of the then remaining term of this Agreement, notwithstanding such termination.

          (ii) In the event of a termination of this Agreement under Section 10(a)(ii) (due to the disability of the Executive), the Executive, or his duly appointed personal repre-sentatives, shall continue to receive the compensation specified in Section 6 and the Executive, his spouse and/or his dependents shall continue to receive the medical insurance benefits previously provided pursuant to Section 8 (subject to payment by the Executive, his spouse and/or dependents of any premium co-payment then required by the terms of the Company's group medical insurance policy) for the balance of the then remaining term of this Agree-ment, notwithstanding such termination.

          (iii) In the event of a termination of this Agreement under Sections 10(a)(iii)-(viii) (due to a termination of the Executive for cause, regulatory removal or suspension, default by the Company, other regulatory action of notice by the Executive, excluding a deemed termination by the Company under Section 10(a)(ix)), the Company's obligation to provide the compensation and benefits specified in Sections 6, 7 and 8 herein shall terminate as of the effective date of such termination (subject to potential reinstatement in the case of a regulatory suspension, as provided in
Section 10(a)(v).

          (iv) In the event of a termination of this Agreement under Section 10(a)(ix) (due to termination of the Executive without cause, including a deemed termination by the Company under Section 10(a)(ix)) the Company shall make a lump sum payment to the Executive (or his personal representatives, spouse, heirs or estate should he thereafter become disabled or die) equal to the discounted present value, based on a discount rate equal to the then current Eleventh District Cost of Funds Index, of the future compensation payable to the Executive under Section 6 of this Agreement. Such lump sum payment shall be
made within thirty days following the date of such termination.   In addition,
following any such termination the Company shall continue to provide the Executive, his spouse and/or his dependents with the medical insurance benefits previously provided pursuant to Section 8 (subject to payment by the Executive, his spouse and/or his dependents of any premium co-payment then required by the terms of the Company's group medical insurance policy) for the balance of the then remaining term of this Agreement.

          11.       Definition of "Affiliate"
                    -------------------------

          The term "affiliate", as used in this Agreement, shall mean any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereafter, directly or indirectly, controls, is controlled by, or is under common control with the Company, including without limitation, any service corporation of the Company.

          12.       Nonassignment
                    -------------

          (a) The obligations and duties of the Executive under this Agreement are personal and not assignable. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and its assigns. As used in this Agreement, the term "successor" shall include any firm, corporation or other business entity which at any time, whether by merger, consolidation, conversion or other corporate reorganization involving the Company, acquires all or substantially all of the assets or business of the Company. This Agreement may not be assigned by the Company without the prior written consent of the Executive.

          (b) Neither the Executive nor his wife or his estate shall have any right to alienate, pledge, hypothecate, encumber or dispose of the right to receive payments under this Agreement, nor shall such payments be subject to pledge, attachment or claims of creditors. Such payments and the rights thereto are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments in accordance with this Agreement to the parties designated to receive payments under this Agreement.

          13.       Successors
                    ----------

          This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to the Executive's estate, unless the Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notices may be changed from time to time at the option of the Executive, subject to the consent of the Executive's spouse if his spouse then has an enforceable interest in such benefits).

          14.       Waiver And Modification
                    -----------------------

          Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transaction hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          15.       Governing Law; Severability
                    ---------------------------

          This Agreement shall be governed by and construed in accordance with the laws of California. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          16.       Arbitration
                    -----------

          Any dispute or controversy under or in connection with this Agreement as well as any differences which may arise between the Company and the Executive during or following the Executive's employment with the Company shall be settled exclusively in accordance with the provisions of The Coast Federal Bank Mutual Agreement to Arbitrate Claims ("the Arbitration Agreement"), a copy of which is attached hereto marked "Exhibit A" and incorporated by reference herein, except that the provisions of the Arbitration Agreement as appearing on page 5 under the heading of "Not an Employment Agreement" are not made a part of or incorporated within this Employment Agreement. The provisions of this Employment Agreement shall exclusively govern the nature of the Executive's employment with the Company.

          17.       Notices
                    -------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

          TO THE COMPANY;

          Coast Federal Bank, Federal Savings Bank
          1000 Wilshire Boulevard, 22nd Floor
          Los Angeles, CA 90017
          Attention:  General Counsel

          TO THE EXECUTIVE:

          The most recent address of the Executive as shown in the personnel records of the Company.

The date of such personal delivery or the date three days after such mailing shall be deemed to be the effective date of such notice, demand or communication.

          18.       Headings
                    --------

          Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

          19.       Entire Agreement
                    ----------------

          This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed herein. Except as otherwise provided herein, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.


          20.       Counterparts
                    ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.



          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.


                              /s/ ROBERT L. HUNT II
                              ---------------------------------------------
                              (the "Executive")


                              COAST FEDERAL BANK, FEDERAL SAVINGS BANK (the "Company")


                              By: /s/ RAY MARTIN
                                 ------------------------------------------
                                    Ray Martin
                                    Chairman and
                                    Chief Executive Officer

[LOGO OF COAST FEDERAL BANK]

                                   Exhibit A

                            THE COAST FEDERAL BANK
                     MUTUAL AGREEMENT TO ARBITRATE CLAIMS

     I (also referenced herein as "Employee") recognize that differences may arise between Coast Federal Bank ("the Company") and me during or following my employment with the Company, and that those differences may or may not be related to my employment. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure.

     I understand that any reference in this Agreement to the Company will be a reference also to its parent company, all subsidiary and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

CLAIMS COVERED BY THE AGREEMENT
-------------------------------

     The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this Agreement are claims that would normally, absent this Agreement, be cognizable by a court of law, and include, but are not limited to, claims of wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the following paragraph.

CLAIMS NOT COVERED BY THE AGREEMENT
----------------------------------

     Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

     Also not covered are claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as well as claims by the Company for injunctive and/or other equitable relief for matters regarding any loan(s) or savings or checking accounts the Employee may obtain or maintain with the Company, as to which I

[LOGO OF COAST FEDERAL BANK]


understand and agree that the Company may seek and obtain relief from a court of competent jurisdiction.

REQUIRED NOTICE OF ALL CLAIMS
-----------------------------

     The Company and Employee agree that, as the first step to starting the arbitration process, the aggrieved party must give written notice of any claim to the other party within the applicable statute of limitation period.

     Written notice to the Company, or its officers, directors, employees or agents, shall be sent to Human Resources Division of the Company at Coast Federal Bank, 18000 Chatsworth Street, Granada Hills, California, attention Human Resources Director. The Employee will be given written notice at the last recorded in my personnel file.

     The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

REPRESENTATION
--------------

     Any party may be represented by an attorney or other representative selected by the party.

DISCOVERY
---------

     Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

DESIGNATION OF WITNESSES
------------------------

     At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

SUBPOENAS
---------

     Each party shall have the right to subpoena witnesses and documents for the arbitration.

[LOGO OF COAST FEDERAL BANK]


ARBITRATION PROCEDURES
----------------------

     The Company and Employee agree that, except as provided in this Agreement, any arbitration shall be in accordance with either the Employment Arbitration Rules (if such rules cease to exist or are changed by J.A.M.S, the substantive equivalent rules shall be used as determined by the Company) of Judicial Arbitration & Mediation Services, Inc. or, if applicable, the successor organization to Judicial Arbitration Mediation Services, Inc.(hereinafter "J.A.M.S") or the Employment Dispute Resolution Arbitration Rules of the American Arbitration Association (if such rules cease to exist or are changed by A.A.A., the substantive equivalent rules shall be used as determined by the Company) or, if applicable, the successor organization to the American Arbitration Association (hereinafter "A.A.A.",) before an arbitrator who is licensed to practice law in the state in which the arbitration is convened ("the Arbitrator"). The determination to use J.A.M.S or A.A.A. as the Arbitrator shall be made solely by the party who did not initiate the claim. The determination to use either J.A.M.S or A.A.A. shall be made by the party who did not initiate the claim within thirty (30) calendar days of receipt by the non complaining party of the written notice of claim as submitted by the complaining party. In the event the noncomplaining party fails to make a determination to utilize either J.A.M.S or A.A.A. and to provide written notice of such determination to use either J.A.M.S or A.A.A. to the aggrieved party within such thirty (30) days period, it shall be conclusively deemed that the arbitration shall be heard by J.A.M.S. The arbitration shall take place in the offices of J.A.M.S or A.A.A., as the case may be, nearest to the city in which I am or was last employed by the Company or such other place as may be mutually agreed in writing between Employee and the Company.

     The Arbitrator shall be selected as follows. J.A.M.S or A.A.A., as the case may be, shall give each party a list of 11 arbitrators drawn from its panel of labor and employment arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the list of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains: The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, J.A.M.S or A.A.A., as the case may be, shall furnish an additional list or lists until an Arbitrator is selected.

     The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The State of California Code of Evidence shall apply. Damages recoverable for claims brought under this agreement include those damages and/or remedies provided by the applicable statutes, which may include punitive damages, back wages, reinstatement and other monetary or equitable damages. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement

[LOGO OF COAST FEDERAL BANK]

is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

     The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the State of California Code of Civil Procedure.

     Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

     Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

     Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this Agreement.

     The Arbitrator shall render an award and opinion in the form typically tendered in labor arbitrations.

ARBITRATION FEES AND COSTS
--------------------------

     The Company and I shall equally share the fees and costs of the Arbitrator except, however, if the claim relates to a monetary amount where an amount is less than fifty thousand dollars ($50,000) then the share of the fees and costs of the Arbitrator of the Company and Employee shall be as follows: If the amount of the claim is less than fifty thousands dollars ($50,000) but more than twenty-five thousand dollars ($25,000), the fees and costs of the Arbitrator shall be allocated 66 2/3 for the Company and 33 1/3 for Employee; and if the amount of the claim is less than twenty-five thousand dollars ($25,000) the fees and costs of the Arbitrator shall be allocated 90% for the Company and 10% for the Employee. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party.

[LOGO OF COAST FEDERAL BANK]


JUDICIAL REVIEW
---------------

     Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

REQUIREMENTS FOR MODIFICATION OR REVOCATION
-------------------------------------------

     This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

SOLE AND ENTIRE AGREEMENT
-------------------------

     This is the complete agreement of the parties on the subject of arbitration of disputes except for any arbitration agreement, if any, existing in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

CONSTRUCTION
------------

     If any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

CONSIDERATION
-------------

     The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

NOT AN EMPLOYMENT AGREEMENT
---------------------------

     This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this agreement in any way alter the "at-will" status of my employment.

[LOGO OF COAST FEDERAL BANK]


VOLUNTARY AGREEMENT
-------------------

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT BY ENTERING INTO THIS AGREEMENT, I AM WAIVING MY RIGHT TO A JURY TRIAL.

     I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.

[EMPLOYEE NAME]                   COAST FEDERAL BANK,
                                  Federal Savings Bank

-----------------------------
Signature of Employee             -----------------------------
                                  Signature of Authorized Company
                                  Representative
-----------------------------
Print Name of Employee
                                  -----------------------------
                                  Title of Representative
-----------------------------
Employee Number


-----------------------------
Date